Exhibit 99.1

Professional Diversity Network Announces Second Quarter 2015 Financial Results

CHICAGO, August 12, 2015 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (“PDN”) (NASDAQ:IPDN), a developer and operator of online networks that provide access to employment opportunities for diverse professionals in the United States, announced today its quarterly financial results for the quarter ended June 30, 2015.

The Company will host a conference call at 4:30 pm Eastern Time today to discuss the financial results. Please call (877) 407-9205 (US toll free) or (201) 689-8054 (International) to participate in the call, no passcode needed. A replay of this conference call will also be available following the call at http://investor.prodivnet.com.

Second Quarter Highlights:

•	Increased Q2 revenue 907% to $10.4M, up from $1.0M in the prior year period
•	Decreased EBITDA deficit by 71% to $454K, down from $1,568K in previous quarter; decreased net loss by 49.6% to $778K, down from $1,543K in previous quarter
•	Registered over 1.5 million new users to Professional Diversity Network in Q2, 2015

“We remain focused on our core mission of providing professional opportunities to diverse Americans, a service paid for by employers who value a diverse workforce, and we have expanded our revenue model to include membership sales to our registered users for premium products and services. We are reaffirming our goal of expense reductions of over $4M annually. Our immediate focus is in the following primary areas, professional networking membership services, providing diverse talent in a compliant manner to employers and managing towards long-term profitability”. Said Jim Kirsch, CEO.

Second Quarter Financial Results:

The Company increased revenues in the second quarter of 2015 versus the same period of 2014, with revenues up 907% in Q2 of 2015 to $10.4M versus $1.0M in Q2 of 2014. The acquisitions completed last year and favorable seasonality were factors in quarter-on-quarter revenue growth related to NAPW.

The Company decreased its EBITDA deficit in the second quarter of 2015 by $1,114K, or 71%, as compared to the first quarter of 2015, corresponding to a decrease in net loss by $765K, or 49.6%, as compared to the first quarter of 2015.

As of June 30, 2015 the Company had $6,426,000 in cash and short-term investments and $10,972,000 in current assets, which represents a decrease of $873,000 in current assets from the year ended December 31, 2014, due to operating losses of the Company.

About Professional Diversity Network (PDN)
Professional Diversity Network, Inc. (PDN) is an Internet software and services company that develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our subsidiary, National Association of Professional Women (NAPW), is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions. Forward-looking statements can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," “will” and "would" or similar words. Forward-looking statements involve risks and uncertainties and our actual results may differ materially from those stated or implied in such forward-looking statements. Factors that could contribute to such differences include, but are not limited to: failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners; inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses, including our ability to realize the benefits and cost savings from, and limit any unexpected liabilities acquired as a result of, any such business combinations; our limited operating history in a new and unproven market; increasing competition in the market for online professional networks; our ability to comply with increasing governmental regulation and other legal obligations related to privacy; our ability to adapt to changing technologies and social trends and preferences; our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans; our ability to obtain and maintain intellectual property protection for our intellectual property; any future litigation regarding our business, including intellectual property claims; and the risk factors disclosed in our Form 10-K filed on March 31, 2015 and any subsequent filings made by us with the SEC. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 31, 2015, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on "Investor Relations."

CONTACTS:

At the company:

David Mecklenburger, CFO
(312) 614-0950
investor@prodivnet.com

Investor Relations:

Gary Abbott
Merriman Capital
(415) 248-5639
gabbott@merrimanco.com

Professional Diversity Network, Inc.
Condensed Consolidated Statements of Comprehensive Loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues
Membership fees and related services	$6,754,247	$-	$13,542,927	$-
Lead generation	2,760,022	-	5,519,126	-
Recruitment services	756,039	585,106	1,602,701	1,401,450
Products sales and other	64,736	-	300,429	-
Consumer advertising and marketing solutions	63,785	447,181	136,086	868,491
Total revenues	10,398,829	1,032,287	21,101,269	2,269,941

Costs and expenses
Cost of revenues	1,471,760	395,754	3,183,306	762,225
Sales and marketing	5,479,052	763,083	12,094,563	1,559,527
General and administrative	3,902,136	572,018	7,845,817	1,107,715
Depreciation and amortization	870,273	93,648	1,805,196	184,555
Total costs and expenses	11,723,221	1,824,503	24,928,882	3,614,022

Loss from operations	(1,324,392)	(792,216)	(3,827,613)	(1,344,081)

Other (expense) income
Interest expense	(29,479)	-	(75,110)	-
Interest and other income	7,126	1,010	23,184	67,256
Other (expense) income, net	(22,353)	1,010	(51,926)	67,256

Change in fair value of warrant liability	71,270	(30,277)	91,560	13,532

Loss before income tax benefit	(1,275,475)	(821,483)	(3,787,979)	(1,263,293)
Income tax benefit	(497,196)	(333,322)	(1,466,822)	(512,589)
Net loss	$(778,279)	$(488,161)	$(2,321,157)	$(750,704)

Net loss per common share, basic and diluted	$(0.06)	$(0.08)	$(0.17)	$(0.12)

Shares used to compute net loss per common share
Basic and diluted	14,023,916	6,313,717	13,375,405	6,314,866

Professional Diversity Network, Inc.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
	(Unaudited)
Current Assets:
Cash and cash equivalents	$5,329,441	$1,519,467
Accounts receivable	2,779,769	3,448,748
Short-term investments	1,096,234	5,198,878
Incremental direct costs	1,098,271	900,868
Prepaid license fee	225,000	337,500
Prepaid expenses and other current assets	404,540	381,057
Deferred tax asset	38,800	58,200
Total current assets	10,972,055	11,844,718

Property and equipment, net	763,514	874,769
Capitalized technology, net	575,906	526,070
Goodwill	45,180,531	45,180,531
Intangible assets, net	13,486,039	14,934,225
Merchant reserve	1,260,849	860,849
Security deposits	376,160	371,310
Total assets	$72,615,054	$74,592,472

Current Liabilities:
Accounts payable	$3,591,092	$4,941,135
Accrued expenses	703,102	549,727
Deferred revenue	9,766,162	10,078,938
Customer deposits	225,000	337,500
Notes payable	85,099	1,389,386
Note payable - related party	442,394	437,186
Warrant liability	2,229	93,789
Capital lease obligations	-	15,232
Total current liabilities	14,815,078	17,842,893

Deferred rent	65,480	25,946
Deferred tax liability	1,595,389	3,081,611
Total liabilities	16,475,947	20,950,450

Commitments and contingencies

Stockholders' Equity:
Common stock, $0.01 par value; 25,000,000 shares authorized; 14,673,172 and 12,928,072 shares issued as of June 30, 2015 and December 31, 2014, respectively; and 14,464,789 and 12,719,689 shares outstanding as of June 30, 2015 and December 31, 2014, respectively	144,731	127,280
Additional paid in capital	63,447,113	58,646,322
Accumulated deficit	(7,415,620)	(5,094,463)
Treasury stock, at cost; 8,382 shares at June 30, 2015 and December 31, 2014	(37,117)	(37,117)
Total stockholders' equity	56,139,107	53,642,022

Total liabilities and stockholders' equity	$72,615,054	$74,592,472

Non-GAAP Financial Measures

In this news release, PDN makes reference to “EBITDA,” a measure of financial performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management has included EBITDA because it believes that investors may find it useful to review PDN’s financial results as adjusted to exclude items as determined by management.  Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss, to the extent available without unreasonable effort, are set forth below.

Management believes EBITDA provides a meaningful representation of PDN’s operating performance that provides useful information to investors regarding our financial condition and results of operations. EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider EBITDA to be an important measure of operating performance, EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.  Further, EBITDA, as PDN defines it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

Reconciliation of Net Income (Loss) to EBITDA

The following table reconciles net income (loss) to EBITDA, which is a non-GAAP financial measure:

	Three Months Ended
	June 30, 2015	March 31, 2015
	(Amounts in thousands)
Net Loss	$(778)	$(1,543)
Depreciation and amortization	870	935
Change in fair value of warrant liability	(71)	(20)
Interest expense	29	46
Interest and other income	(7)	(16)
Income tax benefit	(497)	(970)
EBITDA	$(454)	$(1,568)